Exhibit 99.1

Press Release

For Immediate News Release
July 18, 2007

Mission West Properties Announces Second Quarter 2007 Operating Results

“We build the buildings for the high tech companies that build the internet”

Cupertino, CA - Mission West Properties, Inc. (AMEX: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended June 30, 2007 was approximately $15,954,000 or $0.15 per diluted common share (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $16,954,000 or $0.16 per diluted common share for the same period in 2006. On a sequential quarter basis, FFO for the quarter ended March 31, 2007 was approximately $0.23 per diluted common share. For the six months ended June 30, 2007, FFO decreased to $39,859,000 or $0.38 per diluted common share from FFO of $51,480,000 or $0.49 per diluted common share for the same period in 2006. Termination fees and security deposit forfeitures income relating to lease terminations accounted for approximately $10,475,000 or $0.10 per diluted common share and $16,068,000 or $0.15 per diluted common share for the six months ended June 30, 2007 and 2006, respectively. Write-off of an above market lease intangible asset against income relating to one lease termination accounted for approximately $3,619,000, or $0.03 per diluted common share, for the six months ended June 30, 2007.

Net income per diluted share to common stockholders was $0.10 for the quarter ended June 30, 2007 compared to $0.11 for the quarter ended June 30, 2006, a per share decrease of approximately 9.1%. For the six months ended June 30, 2007, net income per diluted share to common stockholders was $0.27, down from $0.38 a year ago, a per share decrease of approximately 28.9%. Termination fees and security deposit forfeitures income relating to lease terminations accounted for approximately $0.10 and $0.16 per diluted common share for the six months ended June 30, 2007 and 2006, respectively. Write-off of in-place lease intangible assets against income relating to two lease terminations accounted for approximately ($0.04) per diluted common share for the six months ended June 30, 2007.

Acquisition Activity

On April 20, 2007, the Company acquired three office/R&D buildings comprised of approximately 149,000 rentable square feet at Montague Expressway in Milpitas, California for approximately $15,351,000. The acquisition was funded from a portion of the proceeds received from the Samaritan property sale, which was classified as restricted cash as of March 31, 2007. With the exception of one lease, the property was purchased without any long-term tenants.

On April 27, 2007, the Company acquired approximately five acres of vacant land in Morgan Hill, California, which could support approximately 73,000 rentable square feet of space. The land is currently zoned for industrial use. The acquisition price for this property was approximately $2,297,000 and was funded from the remaining proceeds received from the Samaritan property sale, which was classified as restricted cash as of March 31, 2007.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 110 properties totaling approximately 7.8 million rentable square feet, which includes approximately 894,000 rentable square feet (or 17 buildings) that are in the process of being rezoned for residential development. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intends,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

	Three Months Ended Jun 30, 2007		Three Months Ended Jun 30, 2006		Six Months Ended Jun 30, 2007		Six Months Ended Jun 30, 2006
REVENUES:
Rental revenue from real estate	$21,283		$22,060		$42,621		$46,108
Above market lease intangible asset amortization	-		(472	)(1)	(4,091	)(1)	(944	)(1)
Tenant reimbursements	3,254		2,954		6,482		6,151
Lease termination income	168		12		10,277		16,068
Other income, including interest	959		1,085		4,014		1,814
Total revenues	25,664		25,639		59,303		69,197

EXPENSES:
Operating expenses	1,850		1,948		3,818		3,887
Real estate taxes	2,766		2,216		5,343		4,784
Interest	5,046		5,193		10,115		10,408
Interest (related parties)	182		190		366		381
General and administrative	673		637		1,387		1,272
Depreciation and amortization of real estate	5,454	(2)	5,269	(2)	11,664	(2)	10,591	(2)
Total expenses	15,971		15,453		32,693		31,323
Income before equity in earnings of unconsolidated
joint venture and minority interests	9,693		10,186		26,610		37,874
Equity in earnings of unconsolidated joint venture	350		351		687		682
Minority interests	(8,039)		(8,505)		(21,918)		(31,456)
Income from continuing operations	2,004		2,032		5,379		7,100

Discontinued operations, net of minority interests:
Income attributable to discontinued operations	-		89		-		174
Income from discontinued operations	-		89		-		174

Net income to common stockholders	$2,004		$2,121		$5,379		$7,274
Net income to minority interests	$8,039		$8,968		$21,918		$32,358

Income per share from continuing operations:
Basic	$0.10		$0.11		$0.27		$0.38
Diluted	$0.10		$0.11		$0.27		$0.38
Income per share from discontinued operations:
Basic	-		-		-		$0.01
Diluted	-		-		-		$0.01
Net income per share to common stockholders:
Basic	$0.10		$0.11		$0.27		$0.39
Diluted	$0.10		$0.11		$0.27		$0.39
Weighted average shares of common stock (basic)	19,639,928		19,028,240		19,611,515		18,743,649
Weighted average shares of common stock (diluted)	20,020,596		19,123,945		19,956,752		18,824,340
Weighted average O.P. units outstanding	85,009,858		85,522,039		85,038,271		85,800,741

FUNDS FROM OPERATIONS
Funds from operations	$15,954		$16,954		$39,859		$51,480
Funds from operations per share (3)	$0.15		$0.16		$0.38		$0.49
Outstanding common stock	19,640,087		19,342,187		19,640,087		19,342,187
Outstanding O.P. units	85,009,699		85,235,999		85,009,699		85,235,999
Weighted average O.P. units and common stock outstanding (diluted)	105,030,454		104,645,984		104,995,023		104,625,081

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Jun 30, 2007	Three Months Ended Jun 30, 2006	Six Months Ended Jun 30, 2007	Six Months Ended Jun 30, 2006
Net income	$2,004	$2,121	$5,379	$7,274
Add:
Minority interests (4)	7,922	8,855	21,677	32,110
Depreciation and amortization of real estate	5,839	5,767	12,424	11,674
Depreciation & amortization of real estate held in unconsolidated joint venture	189	211	379	422
Funds from operations	$15,954	$16,954	$39,859	$51,480

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) before minority interest of unit holders (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should not be considered as an alternative for net income as a measure of profitability or is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Jun 30, 2007	Three Months Ended Jun 30, 2006	Six Months Ended Jun 30, 2007	Six Months Ended Jun 30, 2006
Total properties, end of period	110	110	110	110
Total square feet, end of period	7,849,993	7,936,481	7,849,993	7,936,481
Average monthly rental revenue per square foot (5)	$1.40	$1.60	$1.46	$1.61
Occupancy for leased properties	67.8%	63.0%	67.8%	63.0%
Straight-line rent	($ 106)	($152)	($1,701)	($830)
Leasing commissions	$1,444	$46	$1,901	$316
Capital expenditures	$1,546	$85	$2,409	$163

BALANCE SHEET	June 30, 2007	December 31, 2006
Assets:
Land	$307,903	$272,223
Buildings and improvements	766,515	756,596
Real estate related intangible assets	6,422	19,529
Total investments in properties	1,080,840	1,048,348
Less accumulated depreciation and amortization	(152,107)	(149,459)
Net investments in properties	928,733	898,889
Cash and cash equivalents	39,053	33,785
Restricted cash	1,640	48,245
Deferred rent receivable	16,788	18,489
Investment in unconsolidated joint venture	2,914	3,468
Other assets, net	26,015	24,611
Total assets	$1,015,143	$1,027,487

Liabilities:
Mortgage notes payable	$342,879	$348,101
Mortgage notes payable - related parties	9,443	9,654
Interest payable	1,343	1,375
Security deposits	6,595	6,977
Deferred rental income	6,891	6,874
Dividend/distribution payable	16,745	16,745
Accounts payable and accrued expenses	7,346	7,601
Total liabilities	391,242	397,327

Minority interests	493,004	501,282

Stockholders’ equity:
Common stock, $.001 par value	20	19
Paid-in capital	152,463	149,541
Accumulated deficit	(21,586)	(20,682)
Total stockholders’ equity	130,897	128,878
Total liabilities and stockholders’ equity	$1,015,143	$1,027,487

(1)	Amortization of an above-market lease intangible asset pursuant to Statement of Financial Accounting Standard No. 141, “Business Combinations.”

(2)
Includes approximately $347 and $425 in amortization expense for the three months ended June 30, 2007 and 2006, respectively, and $1,540 and $764 in amortization expense for the six months ended June 30, 2007 and 2006, respectively, for the amortization of in-place lease value intangible asset pursuant to Statement of Financial Accounting Standard No. 141, “Business Combinations.”

(3)	Calculated on a fully diluted basis. Assumes conversion of O.P. units outstanding into the Company’s common stock.

(4)	The minority interest for third parties has been deducted from total minority interest in calculating FFO.

(5)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.